Exhibit 5.1





                                                                 April 18, 1997




Beneficial Mortgage Services, Inc.
One Christina Centre
301 North Walnut Street
Wilmington, Delaware  19801

                  Re:      Beneficial Mortgage Services, Inc.
                           Registration Statement on Form S-3
                           (File No. 333-21511)
                           ----------------------------------

Ladies and Gentlemen:


        We have acted as counsel for Beneficial Mortgage Services, Inc., a Delaware corporation (the "Registrant") in connection with the Registration Statement on Form S-3 (File No. 333-21511) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $3,000,000,000 aggregate principal amount of Asset Backed Securities (the "Securities"). Each series of such Securities will be issued pursuant to (i) a separate pooling and servicing agreement (the "Pooling and Servicing Agreement"), among the Registrant, Beneficial Mortgage Corporation, as master servicer (the "Master Servicer"), and a trustee to be identified in the prospectus supplement for such series of Securities, (ii) a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement, the Registrant and another entity named in such prospectus supplement and/or
(iii) an indenture (the "Indenture") between the trust formed pursuant to the Trust Agreement and the indenture trustee named in the related prospectus supplement.

        We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the type of procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

        Based on the foregoing, we are of the opinion that:

        (i) when each Pooling and Servicing Agreement or Trust Agreement in connection with which we have served as your counsel has been duly authorized by all necessary corporate action by each party thereto and has been duly executed and delivered by each party thereto, it will constitute a valid and binding obligation of the Registrant enforceable against the Registrant in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and




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Beneficial Mortgage Services, Inc.
April 18, 1997
Page 2



        (ii) when the issuance, execution and delivery of the Securities issued pursuant to any Pooling and Servicing Agreement, Trust Agreement or Indenture in connection with which we have served as your counsel have been duly authorized by all necessary corporate action by each party thereto, and when such Securities have been duly exeucted and delivered in accordance with the terms of such Pooling and Servicing Agreement or authenticated and delivered in accordance with the terms of such Trust Agreement or Indenture, as applicable, by each party thereto, such Securities will be legally and validly issued and the holders of such Securities will be entitled to the benefits provided by such Pooling and Servicing Agreement, Trust Agreement or Indenture, as applicable, pursuant to which such Securities were issued.

        In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement, Trust Agreement and Indenture and the related Certificates and Notes, as applicable, will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes as are acceptable to us, and that such Securities will be sold as described in the Registration Statement. We have also assumed (i) the due incorporation and valid existence of the Registrant, (ii) that the Registrant has the requisite corporate power and authority to enter into and perform each such Pooling and Servicing Agreement and Trust Agreement and (iii) that the law relevant to the issue of the enforceability of each such Pooling and Servicing Agreement, Trust Agreement and Indenture has not changed between the date hereof and the date of execution and delivery of any such agreement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matter" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours,


                                                     Dechert Price & Rhoads



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